(MKS LOGO)

EXHIBIT 99.1

Contact: Ronald C. Weigner
Vice President and Chief Financial Officer
Telephone: 978.284.4446

MKS Instruments Reports Second Quarter 2006 Results

Sales up 52 percent, Net Income up 143 percent per share over 2005 Quarter

Wilmington, Mass., July 27, 2006 — MKS Instruments, Inc. (NASDAQ: MKSI), a leading worldwide provider of process control technologies for improving productivity in semiconductor and other advanced manufacturing processes, today reported second quarter 2006 financial results.

Net sales of $198.4 million increased by 52 percent compared to $130.2 million in the second quarter of 2005, and by 11 percent compared to $179.1 million in the first quarter of 2006.

GAAP net income of $24.4 million, or $0.44 per diluted share, increased by 143 percent per share compared to second quarter 2005 GAAP net income of $9.8 million, or $0.18 per diluted share, and by 56 percent per share compared to first quarter 2006 GAAP net income of $15.4 million, or $0.28 per diluted share.

Non-GAAP net income of $29.1 million, or $0.52 per share, which excludes amortization of acquired intangible assets, special items and stock-based compensation, increased by 178 percent per share compared to second quarter 2005 non-GAAP net income of $10.2 million, or $0.19 per share, and by 35 percent per share compared to first quarter 2006 non-GAAP net income of $21.3 million, or $0.39 per share.

For the six months ended June 30, net sales of $377.4 million in 2006 increased by 47 percent compared to $257.6 million in the corresponding period in 2005. GAAP net income of $39.8 million, or $0.72 per diluted share, increased by 156 percent per share compared to $15.2 million, or $0.28 per diluted share, in the prior period. Non-GAAP net income of $50.4 million, or $0.91 per share, increased by 171 percent per share compared to $18.2 million, or $0.33 per share, in the prior period.

Leo Berlinghieri, Chief Executive Officer and President, said, “After a strong first quarter, I am pleased to report another quarter of double-digit sales growth and higher profitability on strong sales to semiconductor and other markets. Our focus on differentiated solutions to solve problems and improve process performance and productivity contributed to our results.”

“Looking ahead to the third quarter, our sales to semiconductor OEMs are closely related to their production and shipment levels. Based on major customers’ announced expectations and our current order patterns, we anticipate that third quarter sales could range from $195 to $205 million. GAAP net income could range from $0.42 to $0.48 per diluted share on approximately 56.7 million shares outstanding, and non-GAAP net income could range from $0.50 to $0.56 per share.”

The financial results that exclude certain charges and special items are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of non-GAAP financial measures, which exclude the costs associated with acquisitions, special items and stock-based compensation, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

Management will discuss second quarter financial results on a conference call today at 8:30 a.m. (Eastern Time). Dial-in numbers are 1-800-218-0530 for domestic callers and 303-262-2137 for international callers. The call will be broadcast live and available for replay at www.mksinstruments.com. To hear a telephone replay through August 3, 2006, dial 303-590-3000, pass code 11065321#.

MKS Instruments, Inc. is a leading worldwide provider of process control solutions for advanced manufacturing processes such as semiconductor device manufacturing; thin-film manufacturing for flat panel displays, data storage media, architectural glass and electro-optical products; and technology for medical imaging equipment. Our instruments, components and subsystems incorporate sophisticated technologies to power, measure, control, and monitor increasingly complex gas-related semiconductor manufacturing processes, thereby enhancing our customers’ uptime, yield and throughput, and improving their productivity and return on invested capital.

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

MKS Instruments, Inc.
Unaudited Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended
	June 30, 2006	June 30, 2005	March 31, 2006
Net sales	$198,351	$130,193	$179,061
Cost of sales	111,850	78,407	105,316

Gross profit	86,501	51,786	73,745
Research and development	17,663	14,689	16,057
Selling, general and administrative	30,300	23,040	29,765
Amortization of acquired intangible assets	4,086	3,693	5,254
Purchase of in-process technology	—	—	800

Income from operations	34,452	10,364	21,869
Interest income, net	1,934	1,348	1,430

Income before income taxes	36,386	11,712	23,299
Provision for income taxes	12,012	1,934	7,864

Net income	$24,374	$9,778	$15,435

Net income per share:
Basic	$0.44	$0.18	$0.28
Diluted	$0.44	$0.18	$0.28

Weighted average shares outstanding:
Basic	55,338	53,975	54,660
Diluted	55,907	54,451	55,269
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’s operating results:
GAAP net income	$24,374	$9,778	$15,435

Adjustments:
Amortization of acquired intangible assets	4,086	3,693	5,254
Stock-compensation charges	3,315	—	2,666
Purchase of in-process technology	—	—	800
Benefit for income taxes (NOTE 1)	—	(1,901)	—
Tax effect of adjustments	(2,687)	(1,385)	(2,840)

Non-GAAP net income (NOTE 2)	$29,088	$10,185	$21,315

Non-GAAP net income per share	$0.52	$0.19	$0.39

Weighted average shares outstanding — diluted	55,907	54,451	55,269

NOTE 1: The three month period ended June 30, 2005 includes a benefit of $1,901 in connection with closing an IRS audit.

NOTE 2: The Non-GAAP net income and Non-GAAP net income per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges, stock-compensation charges and special items, net of applicable income taxes.

MKS Instruments, Inc.
Unaudited Consolidated Statements of Income
(In thousands, except per share data)

	Six Months Ended
	June 30,
	2006	2005
Net sales	$377,412	$257,600
Cost of sales	217,166	156,452

Gross profit	160,246	101,148
Research and development	33,720	29,238
Selling, general and administrative	60,065	46,889
Amortization of acquired intangible assets	9,340	7,383
Purchase of in-process technology	800	—
Restructuring charges	—	454

Income from operations	56,321	17,184
Interest income, net	3,364	2,446

Income before income taxes	59,685	19,630
Provision for income taxes	19,876	4,394

Net income	$39,809	$15,236

Net income per share:
Basic	$0.72	$0.28
Diluted	$0.72	$0.28

Weighted average shares outstanding:
Basic	54,999	53,926
Diluted	55,588	54,422
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’s operating results:
GAAP net income	$39,809	$15,236

Adjustments:
Amortization of acquired intangible assets	9,340	7,383
Stock-compensation charges	5,980	—
Purchase of in-process technology	800	—
Restructuring charges	—	454
Benefit for income taxes (NOTE 1)	—	(1,901)
Tax effect of adjustments	(5,526)	(2,951)

Non-GAAP net income (NOTE 2)	$50,403	$18,221

Non-GAAP net income per share	$0.91	$0.33

Weighted average shares outstanding	55,588	54,422

NOTE 1: The six month period ended June 30, 2005 includes a benefit of $1,901 in connection with closing an IRS audit.

NOTE 2: The Non-GAAP net income and Non-GAAP net income per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges, stock-compensation charges and special items, net of applicable income taxes.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	June 30, 2006	December 31, 2005
ASSETS
Cash and short-term investments	$237,406	$292,619
Trade accounts receivable	118,623	82,610
Inventories	127,379	98,242
Other current assets	29,467	25,676

Total current assets	512,875	499,147
Property, plant and equipment, net	79,916	78,726
Long-term investments	2,366	857
Goodwill	322,676	255,243
Other acquired intangible assets	50,917	27,422
Other assets	2,955	2,345

Total assets	$971,705	$863,740

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$24,417	$18,886
Accounts payable	38,699	27,955
Accrued expenses and other liabilities	57,406	42,246

Total current liabilities	120,522	89,087
Long-term debt	6,144	6,152
Other long-term liabilities	14,883	5,658

Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	665,221	639,152
Retained earnings	156,451	116,642
Other stockholders’ equity	8,371	6,936

Total stockholders’ equity	830,156	762,843

Total liabilities and stockholders’ equity	$971,705	$863,740